Exhibit 99

Form 4 Joint Filer Information

Name:  Institutional Venture Partners VII, L.P.

Address:  3000 Sand Hill Road
          Bldg 4, Suite 210
          Menlo Park, CA 94025

Designated Filer:  Samuel D. Colella

Issuer & Ticker Symbol:  Thermage, Inc. (THRM)

Date of Event Requiring Statement:  11/10/2006

Signature:  /s/ Samuel D. Colella, for Institutional Venture Management VII, L.P.,
as general partner of Institutional Venture Partners VII, L.P.

Name:  Institutional Venture Management VII, L.P.

Address:  3000 Sand Hill Road
          Bldg 4, Suite 210
          Menlo Park, CA 94025

Designated Filer:  Samuel D. Colella

Issuer & Ticker Symbol:  Thermage, Inc. (THRM)

Date of Event Requiring Statement:  11/10/2006

Signature:  /s/ Samuel D. Colella, General Partner